EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Zions Bancorporation of our reports dated March 10, 2006, with respect to the consolidated financial statements of Zions Bancorporation, Zions Bancorporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Zions Bancorporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005:

(i)	Registration Statement (Form S-3 No. 033-58801) and related Prospectus pertaining to the Zions Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;

(ii)	Registration Statement (Form S-8 No. 333-36205) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, now known as the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan;

(iii)	Registration Statement (Form S-8 No. 333-68461) and related Prospectus pertaining to Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan for Directors, Aspen Bancshares, Inc. 1990 Incentive Stock Option Plan, Vectra Banking Corporation Employees’ Equity Incentive Stock Option Plan, Second Amended and Restated 1988 Stock Option Plan of FP Bancorp, Inc., The Commerce Bancorporation 1995 Restated Incentive Compensation Plan;

(iv)	Registration Statement (Form S-8 No. 333-74179) and related Prospectus pertaining to Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan;

(v)	Registration Statement (Form S-8 No. 333-79699) and related Prospectus pertaining to Zions Key Employee Incentive Stock Option Plan;

(vi)	Registration Statement (Form S-8 No. 333-88477) and related Prospectus pertaining to Zions 1998 Non-Qualified Stock Option and Incentive Plan;

(vii)	Registration Statement (Form S-8 No. 333-89611) and related Prospectus pertaining to Pioneer Bancorporation Non-Qualified Stock Option Plan;

(viii)	Registration Statement (Form S-8 No. 333-50592) and related Prospectus pertaining to Draper Bancorp 1998 Incentive Plan;

(ix)	Registration Statement (Form S-8 No. 333-54986) and related Prospectus pertaining to Eldorado Bancshares, Inc. 1997 Stock Option Plan;

(x)	Registration Statement (Form S-3 No. 333-120515) and related Prospectus pertaining to the offering of debt securities of Zions Bancorporation;

(xi)	Registration Statement (Form S-8 No. 333-124696) and related Prospectus pertaining to Zions Bancorporation 2005 Stock Option and Incentive Plan; and

(xii)	Registration Statement (Form S-8 No. 333-130222) and related Prospectus pertaining to Amegy Bancorporation 1989 Stock Option Plan, Amegy Bancorporation 1993 Stock Option Plan, as Amended and Restated, Amegy Bancorporation 1996 Stock Option Plan, as Amended and Restated, Amegy Bancorporation 401(k) Savings Plan, as Amended and Restated, Amegy Bancorporation Incentive and Nonqualified Stock Option Plan, Amegy Bancorporation 1993 Stock Option and Incentive Plan, Amegy Bancorporation Restricted Stock Plan, Amegy Bancorporation Second Amended and Restated Non-Employee Directors Deferred Fee Plan, and Amegy Bancorporation 2004 Omnibus Incentive Plan.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah

March 10, 2006